Exhibit 10.7

                       [Letterhead of IDG BOOKS WORLDWIDE]

                                   ADDENDUM TO
                      COMPENSATION AGREEMENT (DATED 7/1/98)
                                 FOR: John Ball
                                EFFECTIVE 3/1/00

6.5   Constructive Termination. Notwithstanding anything in Section 3 or in this
      Section 6 to the contrary, for purposes of this Agreement the Employment Period will be deemed to have been terminated and Executive will be deemed to have Good Reason for voluntary termination of the Employment Period ("Good Reason"), if there should occur in lieu of the provisions of
      Section 6.3:

      (A) A material adverse change in Executive's position causing it to be of materially less stature or responsibility without Executive's written consent, and such a materially adverse change shall in all events be deemed to occur if Executive no longer serves as Executive Vice President reporting to President and Chief Operating Officer of IDG Books;

      (B) A material reduction, without Executive's written consent, in his level of base compensation (including base salary and fringe benefits) by more than ten percent (10%);

      (C) A Change in Control (as defined below) of IDG Books (other than International Data Group assuming control of IDG Books);

      (D) A relocation of Executive's principal place of employment (other than a relocation of IDG Book's headquarters with the concurrence of Management) outside the New York area without Executive's consent other than at the recommendation of management.

      EMPLOYEE SIGNATURE                 FROM IDG BOOKS:


      /s/ John P. Ball                   /s/ John J. Kilcullen
      ----------------                   ---------------------

          3/21/2000                          3-31-00
      ----------------                   ---------------------
            DATE                              DATE